BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

JEFFREY A. COCKS

Job:C20160707-1572
July 8, 2016

Special Handling Instructions:
AMD/BL EMAILED 07/08/16 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20160303761-79	7/6/2016 11:24:48 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	4679876056816908701105|	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1
Business License(s): 1

JEFFREY A. COCKS

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160303761-79
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/06/2016 11:24 AM
	Entity Number E0107562014-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

TECH FOUNDRY VENTURES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1. NAME OF CORPORATION

NEVADA CANYON GOLD CORP.

full amendment attached hereto

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Article 12 provides for consent

4. Effective date and time of filing: (optional) Date: 7/6/16 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

TECH FOUNDRY VENTURES, INC.

In accordance with Section 78.390 of the Nevada Revised Statutes the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Tech Foundry Ventures, Inc.

SECOND: The following amendment to the Articles of Incorporation of Guide Holdings, Inc. (the "Company") was duly adopted by the written consent of all of the members of the Board of Directors on July 6, 2016. ARTICLE TWELVE of the Company's Articles of Incorporation provides that the Board of Directors may change the name of the Company without stockholder approval.

ARTICLE I
CORPORATE NAME

The name of the corporation shall be "Nevada Canyon Gold Corp."

THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FOURTH: The effective date of this amendment shall be July 6, 2016.

FIFTH: This amendment was adopted without stockholder approval as provided in Article Twelve of the Company's Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned, Jeffrey A. Cocks, President of the corporation, having been thereunto duly authorized by the Board of Directors, has executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 6th day of July, 2016.

TECH FOUNDRY VENTURES, INC.

By_______________
Jeffrey A. Cocks, President

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

NEVADA CANYON GOLD CORP.

Nevada Business Identification # NV20141144785

Expiration Date: February 28, 2017

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 8, 2016

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.